UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 22, 2016

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

On December 22, 2016, the Superior Court of California for the County of Contra Costa issued an order in the action captioned City of Riviera Beach General Employees’ Retirement System v. Schwartz, et al., Case No. C-15-00140 (Cal. Super. Ct.) granting preliminary approval, subject to further consideration at the settlement hearing described below, to the proposed settlement by and among the following parties: (i) plaintiff City of Riviera Beach General Employees’ Retirement System, on behalf of themselves and derivatively on behalf of Bio-Rad Laboratories, Inc.; (ii) defendants Norman Schwartz, Alice N. Schwartz, Louis Drapeau, Deborah J. Neff and Albert J. Hillman; and (iii) nominal defendant Bio-Rad Laboratories, Inc. The settlement, if finally approved, also will cause the dismissal with prejudice of a related consolidated action filed in Delaware Chancery Court by plaintiffs International Brotherhood of Electrical Workers Local No. 38 Pension Fund and Wayne County Employees’ Retirement System captioned In re Bio-Rad Laboratories, Inc. Stockholder Litigation, Consol. C.A. No. 11387-VCS (Del. Ch.).

Pursuant to the Court’s order, the Court will hold a hearing for final approval of the settlement on March 2, 2017 at 9:00 a.m. at the Superior Court of California for the County of Contra Costa, Martinez Courthouse, 725 Court Street, Martinez, CA 94553. Any objections to the settlement must be filed in writing with the Court on or before February 15, 2017.

Additional information concerning the terms of the proposed settlement, the March 2, 2017 hearing and the requirements for objections to the settlement can be found in the Notice of Proposed Settlement of Derivative Action, attached hereto as Exhibit 99.1, and the Stipulation and Agreement of Settlement, attached hereto as Exhibit 99.2.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Notice of Proposed Settlement of Derivative Action

99.2	Stipulation and Agreement of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: December 27, 2016	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice-President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Proposed Settlement of Derivative Action

99.2	Stipulation and Agreement of Settlement